Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

FMC Technologies, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-62996, 333-76210, 333-76214, and 333-76216) of FMC Technologies, Inc. of our reports dated March 10, 2005, with respect to the consolidated balance sheets of FMC Technologies, Inc. and consolidated subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of income, cash flows and changes in stockholders’ equity for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports are included in the December 31, 2004 annual report on Form 10-K of FMC Technologies, Inc.

Our report on the consolidated financial statements refers to the Company’s change in method of accounting for stock-based compensation in 2004, and its change in method of accounting for goodwill in 2002.

/s/    KPMG LLP

Chicago, Illinois

March 14, 2005